Exhibit 5.1

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

October 4, 2011

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202-2412

Ladies and Gentlemen:

We have acted as special counsel to Kindred Healthcare, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to up to $550,000,000 aggregate principal amount of the Company’s 8.25% Senior Notes due 2019 (the “Exchange Notes”) to be offered in exchange for the Company’s outstanding 8.25% Senior Notes due 2019 originally issued on June 1, 2011 (the “Initial Notes”). The Exchange Notes are fully and unconditionally guaranteed by each of the guarantors listed in the Registration Statement (the “Guarantors” and, together with the Company, the “Registrants”). The Exchange Notes will be issued under an indenture dated as of June 1, 2011 (the “Base Indenture”), by and between Kindred Escrow Corp. (now merged with and into the Company) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture dated as of June 1, 2011 and the Second Supplemental Indenture dated as of September 28, 2011 (together, the “Supplemental Indentures”), each by and among the Company, the Trustee and the Guarantors named therein. The Base Indenture, as supplemented by the Supplemental Indentures, is herein called the “Indenture.” The Indenture includes the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	an executed copy of the Indenture; and

Kindred Healthcare, Inc., p. 2

(c)	the form of the Exchange Notes included in the Indenture.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and the Guarantors formed in the State of Delaware listed in Annex A hereto (the “Delaware Guarantors”) and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Exchange Notes will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Indenture.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Exchange Notes, in the form included in the Indenture, have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and duly issued and delivered by the Company in exchange for an equal principal amount of Initial Notes, (a) the Exchange Notes will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture and (b) the Guarantees set forth in the Indenture will be the valid, binding and enforceable obligations of the Guarantors, entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of any Registrant, such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. In addition, (i) the waiver of defenses contained in Section 10.01 of the Base Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York and (ii) the enforceability of indemnification provisions may be subject to public policy considerations. In giving the foregoing opinions relating to the validity, binding effect or enforceability of any agreement or obligation of any of the Guarantors other than the Delaware Guarantors, we have relied without independent investigation, as to matters relating to the laws of State of Arizona, State of Connecticut, State of California, Commonwealth of Massachusetts, State of Georgia, State of Ohio, State of Pennsylvania, State of South Carolina, State of Illinois, State of Texas, State of Washington, State of Indiana, State of Louisiana, State of Nevada, State of New Mexico, State of Florida, State of Wisconsin, State of Utah and State of Missouri, on the opinion of Joseph L. Landenwich, Esq., a copy of which is filed as Exhibit 5.2 to the Registration Statement (the “Local Opinion”), and our opinions are subject to all of the limitations and qualifications contained therein.

Except insofar as we have relied on the Local Opinion, the foregoing opinions are limited to the law of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Revised Uniform Partnership Act of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws).

Kindred Healthcare, Inc., p. 3

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/S/ JANET L. FISHER
Janet L. Fisher, a Partner

Kindred Healthcare, Inc., p. 4

Annex A

Avery Manor Nursing, L.L.C.

Bayberry Care Center, L.L.C.

Braintree Nursing, L.L.C.

California Nursing Centers, L.L.C.

Cannon & Associates, LLC

Care Center of Rossmoor, L.L.C.

Clear Lake Rehabilitation Hospital, L.L.C.

Country Estates Nursing, L.L.C.

Forestview Nursing, L.L.C.

Goddard Nursing, L.L.C.

Greenbrae Care Center, L.L.C.

Greens Nursing and Assisted Living, L.L.C.

Harborlights Nursing, L.L.C.

Haven Health, LLC

Helian Health Group, Inc.

HHS Healthcare Corp.

Highgate Nursing, L.L.C.

Highlander Nursing, L.L.C.

Homestead Health and Rehabilitation Center, L.L.C.

Kindred Braintree Hospital, L.L.C.

Kindred Development 4, L.L.C.

Kindred Development 7, L.L.C.

Kindred Development 8, L.L.C.

Kindred Development 9, L.L.C.

Kindred Development 10, L.L.C.

Kindred Development 11, L.L.C.

Kindred Development 12, L.L.C.

Kindred Development 13, L.L.C.

Kindred Development 15, L.L.C.

Kindred Development 17, L.L.C.

Kindred Development 27, L.L.C.

Kindred Development 29, L.L.C.

Kindred Development Holdings 3, L.L.C.

Kindred Development Holdings 5, L.L.C.

Kindred Healthcare Operating, Inc.

Kindred Healthcare Services, Inc.

Kindred Hospice Services, L.L.C.

Kindred Hospital Palm Beach, L.L.C.

Kindred Hospital-Pittsburgh-North Shore, L.L.C.

Kindred Hospitals East, L.L.C.

Kindred Hospitals Limited Partnership

Kindred Hospitals West, L.L.C.

Kindred Hospital-Springfield, L.L.C.

Kindred Hospital-Toledo, L.L.C.

Kindred Nevada, L.L.C.

Kindred Nursing Centers Central Limited Partnership

Kindred Nursing Centers East, L.L.C.

Kindred Healthcare, Inc., p. 5

Kindred Nursing Centers Limited Partnership

Kindred Nursing Centers North, L.L.C.

Kindred Nursing Centers South, L.L.C.

Kindred Nursing Centers West, L.L.C.

Kindred Rehab Services, Inc.

Kindred Systems, Inc.

KND Development 50, L.L.C.

KND Development 51, L.L.C.

KND Development 52, L.L.C.

KND Development 53, L.L.C.

KND Development 54, L.L.C.

KND Development 55, L.L.C.

KND Development 56, L.L.C.

KND Development 57, L.L.C.

KND Development 58, L.L.C.

KND Development 59, L.L.C.

KND Hospital Real Estate Holdings, L.L.C.

KND Real Estate 1, L.L.C.

KND Real Estate 2, L.L.C.

KND Real Estate 3, L.L.C.

KND Real Estate 4, L.L.C.

KND Real Estate 5, L.L.C.

KND Real Estate 6, L.L.C.

KND Real Estate 7, L.L.C.

KND Real Estate 8, L.L.C.

KND Real Estate 9, L.L.C.

KND Real Estate 10, L.L.C.

KND Real Estate 11, L.L.C.

KND Real Estate 12, L.L.C.

KND Real Estate 13, L.L.C.

KND Real Estate 14, L.L.C.

KND Real Estate 15, L.L.C.

KND Real Estate 16, L.L.C.

KND Real Estate 17, L.L.C.

KND Real Estate 18, L.L.C.

KND Real Estate 19, L.L.C.

KND Real Estate 20, L.L.C.

KND Real Estate 21, L.L.C.

KND Real Estate 22, L.L.C.

KND Real Estate 23, L.L.C.

KND Real Estate 24, L.L.C.

KND Real Estate 25, L.L.C.

KND Real Estate 26, L.L.C.

KND Real Estate 27, L.L.C.

KND Real Estate 28, L.L.C.

KND Real Estate 29, L.L.C.

KND Real Estate 30, L.L.C.

Kindred Healthcare, Inc., p. 6

KND Real Estate 31, L.L.C.

KND Real Estate 32, L.L.C.

KND Real Estate 33, L.L.C.

KND Real Estate 34, L.L.C.

KND Real Estate 35, L.L.C.

KND Real Estate 36, L.L.C.

KND Real Estate 37, L.L.C.

KND Real Estate 38, L.L.C.

KND Real Estate 39, L.L.C.

KND Real Estate 40, L.L.C.

KND Real Estate 41, L.L.C.

KND Real Estate 42, L.L.C.

KND Real Estate 43, L.L.C.

KND Real Estate 44, L.L.C.

KND Real Estate 45, L.L.C.

KND Real Estate Holdings, L.L.C.

KND Rehab Real Estate Holdings, L.L.C.

KND SNF Real Estate Holdings, L.L.C.

Lafayette Specialty Hospital, L.L.C.

Laurel Lake Health and Rehabilitation, L.L.C.

Louisiana Specialty Hospital, L.L.C.

Maine Assisted Living, L.L.C.

Massachusetts Assisted Living, L.L.C.

Meadows Nursing, L.L.C.

Medical Hill Rehab Center, L.L.C.

New Triumph HealthCare, Inc.

NP Plus, LLC

Pacific Coast Care Center, L.L.C.

Pacific West Home Care, LLC

Peoplefirst HomeCare & Hospice of California, L.L.C.

Peoplefirst HomeCare & Hospice of Colorado, L.L.C.

Peoplefirst HomeCare & Hospice of Indiana, L.L.C.

Peoplefirst HomeCare & Hospice of Massachusetts, L.L.C.

Peoplefirst HomeCare & Hospice of Ohio, L.L.C.

Peoplefirst HomeCare & Hospice of Utah, L.L.C.

Peoplefirst HomeCare of Colorado, L.L.C.

Peoplefirst Virginia, L.L.C.

PersonaCare of Georgia, Inc.

PersonaCare of Huntsville, Inc.

PersonaCare of Ohio, Inc.

PersonaCare of Pompano East, Inc.

PersonaCare of Reading, Inc.

PersonaCare of Shreveport, Inc.

PersonaCare of Warner Robins, Inc.

PersonaCare of Wisconsin, Inc.

PF Development 5, L.L.C.

PF Development 6, L.L.C.

Kindred Healthcare, Inc., p. 7

PF Development 7, L.L.C.

PF Development 8, L.L.C.

PF Development 9, L.L.C.

PF Development 10, L.L.C.

PF Development 15, L.L.C.

PHH Acquisition Corp.

Professional Healthcare, LLC

Rehab Staffing, L.L.C.

RehabCare Group East, Inc.

RehabCare Group Management Services, Inc.

RehabCare Group of California, LLC

RehabCare Group, Inc.

RehabCare Hospital Holdings, L.L.C.

SCCI Health Services Corporation

SCCI Hospital – Easton, Inc.

SCCI Hospital – El Paso, Inc.

SCCI Hospital – Mansfield, Inc.

SCCI Hospital Ventures, Inc.

SCCI Hospitals of America, Inc.

Siena Care Center, L.L.C.

Smith Ranch Care Center, L.L.C.

Specialty Healthcare Services, Inc.

Springfield Park View Hospital, L.L.C.

Symphony Health Services, LLC

Tower Hill Nursing, L.L.C.

Triumph HealthCare Holdings, Inc.

Triumph HealthCare Second Holdings, LLC

Triumph HealthCare Third Holdings, LLC

Triumph Rehabilitation Hospital of Northeast Houston, LLC

Tulsa Specialty Hospital L.L.C.

VTA Management Services, LLC

VTA Staffing Services, LLC

Ygnacio Valley Care Center, L.L.C.